Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement No. 333-121364 on Form S8 of our report dated June 26, 2012 relating to the financial statements and financial statement schedule of the Northeast Utilities Service Company 401k Plan, appearing in this Annual Report on Form 11-K of Northeast Utilities Service Company 401k Plan for the years ended December 31, 2011 and 2010.

By:  /s/ Fiondella, Milone & LaSaracina LLP

Fiondella, Milone & LaSaracina LLP

Glastonbury, CT

June 26, 2012